Exhibit 6.5

THIS NOTE HAS NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR OTHER APPLICABLE SECURITIES LAWS OR, IN THE ABSENCE THEREOF, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

PROMISSORY NOTE

Note No. 0001	Date: November 15, 2022

Principal Amount: $458,762.68	San Francisco, CA

FOR VALUE RECEIVED, Mission Property Holdings Series Emerson LLC (“Series Emerson”), a Series of Mission Property Holdings, LLC, a Delaware series limited liability company (the “Company”), or its permitted assignees, hereby promise(s) to pay to the order of Ownify, Inc., with an address at 548 Market Street, #25841, San Francisco, CA 94104 (“Lender”), or its permitted assignees, in lawful money of the United States of America and in immediately available funds, the principal amount of Four hundred fifty-eight thousand and seven hundred sixty-two & 68/100 dollars ($458,762.68) (the “Principal Amount”), as set forth below in this note (this “Note”). This Note does not bear any interest.

1. Background; Use of Funds; Definitions. This Note constitutes the consideration payable to the Lender for the acquisition of that certain Single family home located at 3314 Timberlake Rd, Raleigh, NC 27604 (the “Series Emerson Property”) pursuant to the Purchase and Sale Agreement relating to Series Emerson that was consummated by the Company on or about the date hereof. As used in this Note, the following terms shall have the following meanings:

a. “Business Day” means every day other than a Saturday, Sunday, or day on which the banks in the State of California are required or authorized to close in San Francisco. “Non-Business Day” means every day that is not a Business Day.

b. “Person” shall mean any natural person or individual, firm, company, general partnership, limited partnership, limited liability partnership, joint venture association, corporation, limited liability company, trust, business trust, estate, other legal entity.

c. Offering” shall mean the offering of membership interests in Series Emerson to be conducted by Series Emerson following the qualification of the Company’s offering circular contained in its Form 1-A filed with the Securities and Exchange Commission in accordance with and in compliance with the provisions of Regulation A under the Securities Act of 1933, as amended.

d. “Offering Start Date” shall mean the date on which the Offering for the Series Emerson membership interests commences through an offering conducted by the Company following qualification of the Company’s Form 1-A by the Securities and Exchange Commission.

e. “Maturity Date” shall mean the date that is eighteen (18) months following the Offering Start Date.

2. Repayment of Principal; Conversion of Principal. Except as otherwise provided herein, the Company shall repay the outstanding principal amount of this Note, in full, out of the net proceeds of the Offering within fourteen days after the Maturity Date. This Note does not bear any interest. If by the Maturity Date, Series Emerson has not raised sufficient funds in the Offering to repay the Principal Amount of the Note in full, any outstanding balance due on the Principal Amount shall be automatically converted into interests in Series Emerson on the same terms as offered to investors in the Offering. At the option of the Lender, funds available for repayment of the Note may be held in a Company account, interest free, after the Maturity Date.

3. Prepayment. Except as otherwise provided in Section 8, the Company may prepay all or any part of the principal of this Note at any time or from time to time without premium, or penalty of any kind whatsoever.

4. Events of Default. The occurrence of any one or more of the following events shall be deemed an “Event of Default”:

a. The failure to pay any amounts when due hereunder.

b. The Company shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) make an assignment for the benefit of its creditors; or (iii) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property.

c. The Company shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state or district or territory thereof.

d. A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Company, a receiver for Company or of the whole or any substantial part of its property, or approving a petition filed against the Company seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of the entry thereof.

e. Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of their property, and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control.

f. A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Company and such judgment or order has or will have a materially adverse effect on the financial condition of the Company.

In the event of a default, the Lender’s sole remedy shall be to convert the outstanding principal amount into Series Emerson membership interests under the same terms as the Company’s initial Regulation A+ offering of the Series Emerson membership interests.

5. Governing law. THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING THEIR CONFLICTS OF LAWS PROVISIONS, SHALL GOVERN THIS NOTE IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY, TERMS, PERFORMANCE, AND WAIVER .

2

6. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not. The Company may not assign this Note without the prior written consent of Lender. Upon fifteen days prior written note to the Company, this Note may be transferred or assigned by Lender, in whole or in part, to any Person without the prior written consent of the Company.

7. Headings; Construction. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof. Words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein that are either singular or plural shall be construed to include the other where appropriate.

8. Payments. In any case where a payment of principal is due on a Non-Business Day, the Company shall be entitled to delay such payment until the next succeeding Business Day. Each payment or prepayment hereon must be paid at the address of Lender set forth below (or as otherwise notified to the Company in accordance with Section 9) in lawful money as therein specified and may be made at the Company’s election by the Company’s check, by wire transfer, or by bank or cashier’s check.

9. Notices. Any notices required or permitted to be given under this Note by the Company to Lender or by Lender to the Company, as the case may be, shall be given in writing and shall be deemed received (a) when personally delivered to Lender at the address set forth below or to the Company at the address set forth below or (b) if sent by mail, on the third Business Day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to Lender at the address set forth below.

10. Waiver and Amendments. Except as expressly provided in this Note, the Company does hereby waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note. No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Company and the Lender.

11. Maximum Interest Rate. It is the intention of Lender hereof to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the Company and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender hereof, for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest lawful rate permitted under the laws of the State of California.

12. Unsecured Obligations. The obligations of the Company under this Note shall be unsecured obligations of the Company.

[Signature Page to Follow]

3

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

COMPANY:

Mission Property Holdings Series Emerson LLC, a Series of Mission Property Holdings, LLC

By: Ownify, Inc., as managing member

By:
Name:	Frank Rohde
Title:	Chief Executive Officer
Address:	548 Market Street, # 25841, San Francisco, CA 94104

THE FOREGOING NOTE IS HEREBY

AGREED TO AND ACCEPTED BY THE UNDERSIGNED:

Ownify, Inc.

By:
Name:	Frank Rohde
Title:	Chief Executive Officer
Address:	548 Market Street, #25841, San Francisco, CA 94104

THIS NOTE HAS NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR OTHER APPLICABLE SECURITIES LAWS OR, IN THE ABSENCE THEREOF, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

PROMISSORY NOTE

Note No. 0004	Date: May 1, 2023

Principal Amount: $48,210.05	San Francisco, CA

FOR VALUE RECEIVED, Mission Property Holdings Series Emerson LLC (“Series Emerson”), a Series of Mission Property Holdings, LLC, a Delaware series limited liability company (the “Company”), or its permitted assignees, hereby promise(s) to pay to the order of Ownify, Inc., with an address at 548 Market Street, #25841, San Francisco, CA 94104 (“Lender”), or its permitted assignees, in lawful money of the United States of America and in immediately available funds, the principal amount of Forty eight thousand two hundred ten & 05/100 dollars ($48,210.05) (the “Principal Amount”), as set forth below in this note (this “Note”). This Note does not bear any interest.

1. Background; Use of Funds; Definitions. This Note constitutes the consideration payable to the Lender for the funds advanced to pay for repairs of that certain Single family home located at 3314 Timberlake Rd, Raleigh, NC 27604 (the “Series Emerson Property”). As used in this Note, the following terms shall have the following meanings:

a. “Business Day” means every day other than a Saturday, Sunday, or day on which the banks in the State of California are required or authorized to close in San Francisco. “Non-Business Day” means every day that is not a Business Day.

b. “Person” shall mean any natural person or individual, firm, company, general partnership, limited partnership, limited liability partnership, joint venture association, corporation, limited liability company, trust, business trust, estate, other legal entity.

c. Offering” shall mean the offering of membership interests in Series Emerson to be conducted by Series Emerson following the qualification of the Company’s offering circular contained in its Form 1-A filed with the Securities and Exchange Commission in accordance with and in compliance with the provisions of Regulation A under the Securities Act of 1933, as amended.

d. “Offering Start Date” shall mean the date on which the Offering for the Series Emerson membership interests commences through an offering conducted by the Company following qualification of the Company’s Form 1-A by the Securities and Exchange Commission.

e. “Maturity Date” shall mean the date that is eighteen (18) months following the Offering Start Date.

2. Repayment of Principal; Conversion of Principal. Except as otherwise provided herein, the Company shall repay the outstanding principal amount of this Note, in full, out of the net proceeds of the Offering within fourteen days after the Maturity Date. This Note does not bear any interest. If by the Maturity Date, Series Emerson has not raised sufficient funds in the Offering to repay the Principal Amount of the Note in full, any outstanding balance due on the Principal Amount shall be automatically converted into interests in Series Emerson on the same terms as offered to investors in the Offering. At the option of the Lender, funds available for repayment of the Note may be held in a Company account, interest free, after the Maturity Date.

3. Prepayment. Except as otherwise provided in Section 8, the Company may prepay all or any part of the principal of this Note at any time or from time to time without premium, or penalty of any kind whatsoever.

4. Events of Default. The occurrence of any one or more of the following events shall be deemed an “Event of Default”:

a. The failure to pay any amounts when due hereunder.

b. The Company shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) make an assignment for the benefit of its creditors; or (iii) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property.

c. The Company shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state or district or territory thereof.

d. A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Company, a receiver for Company or of the whole or any substantial part of its property, or approving a petition filed against the Company seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of the entry thereof.

e. Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of their property, and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control.

f. A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Company and such judgment or order has or will have a materially adverse effect on the financial condition of the Company.

In the event of a default, the Lender’s sole remedy shall be to convert the outstanding principal amount into Series Emerson membership interests under the same terms as the Company’s initial Regulation A+ offering of the Series Emerson membership interests.

5. Governing law. THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING THEIR CONFLICTS OF LAWS PROVISIONS, SHALL GOVERN THIS NOTE IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY, TERMS, PERFORMANCE, AND WAIVER.

2

6. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not. The Company may not assign this Note without the prior written consent of Lender. Upon fifteen days prior written note to the Company, this Note may be transferred or assigned by Lender, in whole or in part, to any Person without the prior written consent of the Company.

7. Headings; Construction. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof. Words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein that are either singular or plural shall be construed to include the other where appropriate.

8. Payments. In any case where a payment of principal is due on a Non-Business Day, the Company shall be entitled to delay such payment until the next succeeding Business Day. Each payment or prepayment hereon must be paid at the address of Lender set forth below (or as otherwise notified to the Company in accordance with Section 9) in lawful money as therein specified and may be made at the Company’s election by the Company’s check, by wire transfer, or by bank or cashier’s check.

9. Notices. Any notices required or permitted to be given under this Note by the Company to Lender or by Lender to the Company, as the case may be, shall be given in writing and shall be deemed received (a) when personally delivered to Lender at the address set forth below or to the Company at the address set forth below or (b) if sent by mail, on the third Business Day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to Lender at the address set forth below.

10. Waiver and Amendments. Except as expressly provided in this Note, the Company does hereby waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note. No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Company and the Lender.

11. Maximum Interest Rate. It is the intention of Lender hereof to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the Company and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender hereof, for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest lawful rate permitted under the laws of the State of California.

12. Unsecured Obligations. The obligations of the Company under this Note shall be unsecured obligations of the Company.

[Signature Page to Follow]

3

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

COMPANY:

Mission Property Holdings Series Emerson LLC, a Series of Mission Property Holdings, LLC

By: Ownify, Inc., as managing member

By:
Name:	Frank Rohde
Title:	Chief Executive Officer
Address:	548 Market Street, # 25841, San Francisco, CA 94104

THE FOREGOING NOTE IS HEREBY

AGREED TO AND ACCEPTED BY THE UNDERSIGNED:

Ownify, Inc.

By:
Name:	Frank Rohde
Title:	Chief Executive Officer
Address:	548 Market Street, #25841, San Francisco, CA 94104